Exhibit 10.7

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of March 29, 2005, by and among the First Lien Agent on behalf of the First Lien Lenders, the Second Lien Agent, the Second Lien Lenders, the Third Lien Agent, the Third Lien Lenders and the Loan Parties (each as defined below).

R E C I T A L S

A. Interstate FiberNet, Inc., a Delaware corporation (the “Borrower”), ITC^DeltaCom, Inc., a Delaware corporation (the “Parent”), the subsidiary guarantors listed on the signature pages thereof (together with the Parent, the “Guarantors”), Wells Fargo Bank, N.A., as Administrative Agent and Collateral Agent, and each of the banks, financial institutions and other institutional lenders listed on the signature pages thereof, are entering into the First Lien Loan Agreement (as defined below) contemporaneously with the execution and delivery of this Agreement.

B. The Borrower, the Guarantors, the Second Lien Lenders (as defined below) and General Electric Capital Corporation, as Administrative Agent and Collateral Agent are parties to the Second Lien Loan Agreement (as defined below).

C. The Borrower, the Guarantors, the Third Lien Lenders (as defined below) and Welsh, Carson, Anderson & Stowe VIII, L.P., as Administrative Agent and Collateral Agent, are entering into the Third Lien Loan Agreement (as defined below) contemporaneously with the execution and delivery of this Agreement.

D. All First Lien Debt (as defined below) is secured by (i) a continuing first priority Lien (as defined below) on substantially all of the Borrower Collateral (as defined below) and (ii) a continuing first priority Lien on substantially all of the Guarantor Collateral (as defined below). All Second Lien Debt (as defined below) is secured by (i) a junior and subordinated continuing second priority Lien on substantially all of the Borrower Collateral and (ii) a junior and subordinated continuing second priority Lien on substantially all of the Guarantor Collateral. All Third Lien Debt (as defined below) is secured by (i) a junior and subordinated continuing third priority Lien on substantially all of the Borrower Collateral and (ii) a junior and subordinated continuing third priority Lien on substantially all of the Guarantor Collateral.

E. The Loan Parties, the First Lien Lender Parties and the Second Lien Lender Parties are party to an Intercreditor and Subordination Agreement dated as of October 6, 2003 (as amended by that certain Consent and First Amendment to Intercreditor and Subordination Agreement, dated as of the date hereof, and as may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Intercreditor Agreement”) pursuant to which each of the parties thereto agreed to, among other things, confirm the relative priorities of the Liens on the Collateral held by the First Lien Agent, for the benefit of the First Lien Lenders, on the one hand, and the Second Lien Agent, for the benefit of the Second Lien Lenders, on the other hand.

F. Senior Liens Lender Parties, the Third Lien Lender Parties and the Loan Parties desire to enter into this Agreement to, among other things, confirm the relative priorities of the Liens on the Collateral held by the Senior Liens Agents (as defined below), for the benefit of the Senior Liens Lenders (as defined below), on the one hand, and the Third Lien Agent, for the benefit of the Third Lien Lenders, on the other hand.

NOW, THEREFORE, in order to induce the Senior Liens Lender Parties and the Third Lien Lender Parties to consummate the transactions contemplated by, respectively, the Senior Liens Debt Documents and the Third Lien Debt Documents, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions and Other Definitional Provisions.

1.1 Definitions. The following terms shall have the following meanings in this Agreement (including the premises and the recitals hereto):

“Acceptable Refinancing Debt” shall mean a replacement, substitution, refunding or refinancing of all (but not less than all) of the then outstanding First Lien Debt or Second Lien Debt, as the case may be, by a financing transaction that constitutes a Permitted Refinancing, a Receivables Financing or a Replacement Financing.

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Borrower” shall mean Interstate FiberNet, Inc. and its respective successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of any such Person or on behalf of any such successor or assign, as well as any other Person that becomes a Borrower under the Senior Liens Loan Agreements and the Third Lien Loan Agreement after the date hereof, whether by acquisition or otherwise.

“Borrower Collateral” shall mean all Property of the Borrower.

“Business Day” shall mean a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances (as defined in the Senior Liens Loan Agreements), on which dealings are carried on in the London interbank market.

“Collateral” shall mean the Borrower Collateral and the Guarantor Collateral.

“Distribution” shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by any Loan Party of cash, securities or other Property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any Lien to or for the benefit of the holders of such indebtedness or obligation in or upon any Property of any Loan Party.

“Enforcement Action” shall mean any action in the nature of an exercise of remedies, including, without limitation, any action pursuant to which a Lender (a) takes from or for the account of any Loan Party, by set off or in any other manner, the whole or any part of any funds which may now or hereafter be owing by such Loan Party to such Lender, (b) notifies account debtors, or directly collects accounts receivable or other payment rights, of any Loan Party, (c) takes any action under the provisions of any state or federal law, including, without limitation, the UCC, to enforce its Liens on the Collateral, (d) under any contract or agreement, enforces, forecloses upon, takes possession of or sells any Property of any Loan Party, including, without limitation, any Collateral or (e) accelerates, demands payment of, or sues for payment of, any indebtedness.

“First Lien Agent” shall mean (a) initially, Wells Fargo Bank, N.A., acting in its capacity as administrative and collateral agent for the First Lien Lenders under the respective First Lien Debt Documents and its successors and assigns in such capacity (including any similar agent or any representative for any lender or group of lenders that at any time is a party to any First Lien Debt Document) and (b) to the extent any Permitted Refinancing or Receivables Financing is outstanding, the Person acting in the capacity of collateral agent for the lenders thereunder and its successors and assigns in such capacity, which Person shall become a party to this Agreement as a condition to the consummation of any such Permitted Refinancing or Receivables Financing (and any similar agent or any representative for any lender or group of lenders that at any time is a party to any First Lien Debt Document), and (c) to the extent any Replacement Financing is outstanding, the Person acting in the capacity as collateral agent for the lenders thereunder and the Person acting in the capacity as collateral agent for any other lenders secured by a Lien of the same priority as the Lien which secures the Replacement Financing lenders, and its successors and assigns in such capacity, which Persons shall become a party to an agreement pursuant to which all of the lenders secured by the same priority Liens shall acknowledge such fact as a condition to the consummation of any such Replacement Financing (and any similar agent or any representative for any lender or group of lenders that at any time is a party to any First Lien Debt Document).

“First Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any of the First Lien Lender Parties evidenced by, or arising under, the First Lien Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities, expenses and any amounts previously paid and awarded and recovered by the Loan Parties in connection with any Proceeding, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the First Lien

Loan Agreement or after the commencement of any Proceeding with respect to such Loan Party. First Lien Debt shall be considered to be outstanding whenever any loan commitment under the First Lien Debt Documents is outstanding.

“First Lien Debt Documents” shall mean the First Lien Loan Agreement, all notes issued thereunder, the First Lien Security Agreement, the First Lien Guaranties and all security agreements, guaranties, pledge agreements, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Loan Party or other Person pursuant thereto and to the extent otherwise permitted pursuant to the terms hereof, evidencing (a) any amendment, amendment and restatement, or renewal of all or any part of, the First Lien Debt or (b) any Acceptable Refinancing Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated, to the extent permitted pursuant to the terms hereof.

“First Lien Default” shall mean any “Default” or “Event of Default” under the First Lien Debt Documents, and any other event or occurrence permitting the First Lien Lender Parties to accelerate the maturity of the First Lien Debt.

“First Lien Default Notice” shall mean a written notice from the First Lien Agent to the Third Lien Agent pursuant to which the Third Lien Agent is notified of the occurrence of a First Lien Default, which notice shall identify such First Lien Default.

“First Lien Guaranties” shall mean those certain guaranty agreements of each of the Guarantors in favor of the First Lien Lender Parties as set forth in the First Lien Loan Agreement, and any guaranty or similar agreement executed and delivered in connection with (a) any, amendment, amendment and restatement or renewal of all or any part of the First Lien Debt or (b) any Acceptable Refinancing, in each case as the same may be amended, modified, supplemented, extended, renewed or restated, to the extent permitted pursuant to the terms hereof.

“First Lien Lender Parties” shall mean the First Lien Agent and First Lien Lenders.

“First Lien Lenders” shall mean each of the banks, financial institutions and other institutional lenders listed on the signature pages of the First Lien Loan Agreement and their respective successors and assigns (including any other lender or group of lenders that at any time provides Acceptable Refinancing Debt at any time and from time to time), in their capacity as lenders thereunder.

“First Lien Loan Agreement” shall mean (a) the Third Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Loan Parties and the First Lien Lender Parties, and (b) any loan or credit agreement evidencing any Acceptable Refinancing Debt with the same or other lenders, as more fully described therein and permitted thereby, in each case as the same may be amended, modified, supplemented, extended, renewed or restated, to the extent permitted pursuant to the terms hereof.

“First Lien Security Agreement” shall mean the Third Amended and Restated Security Agreement, dated as of the date hereof, by and among the Loan Parties and the First Lien Agent, and any security agreement or similar agreement executed and delivered in connection with any Acceptable Refinancing Debt, as the same may be amended, modified, supplemented, extended, renewed or restated, to the extent permitted pursuant to the terms hereof.

“Guarantor Collateral” shall mean substantially all Property of the respective Guarantors.

“Guarantors” shall mean the Parent and the direct and indirect subsidiaries of the Parent (other than the Borrower) as well as any other Person that becomes a Guarantor under the Senior Liens Loan Agreements and the Third Lien Loan Agreement after the date hereof, whether by acquisition or otherwise and any other Person (other than the Borrower) liable on or in respect of any Senior Liens Debt or the Third Lien Debt and their respective successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of any such Person or on behalf of any such successor or assign.

“Lenders” shall mean the First Lien Lender Parties, the Second Lien Lender Parties and the Third Lien Lender Parties.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, without limitation, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Permitted Refinancing” has the meaning specified in the Second Lien Loan Agreement and the Third Lien Loan Agreement.

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Property” shall mean, with respect to any Person, all assets and properties of any kind whatsoever, real or personal, tangible or intangible, or mixed, in each case of such Person, whether now owned or existing or hereafter acquired or arising and wheresoever located.

“Receivables Financing” has the meaning specified in the Second Lien Loan Agreement and the Third Lien Loan Agreement.

“Replacement Financing” has the meaning specified in the Second Lien Loan Agreement and the Third Lien Loan Agreement.

“Second Lien Agent” shall mean General Electric Capital Corporation, acting in its capacity as administrative and collateral agent for the Second Lien Lenders under the respective Second Lien Debt Documents and its successors and assigns in such capacity (including any similar agent or any representative for any lender or group of lenders that at any time is a party to any Second Lien Debt Document).

“Second Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any of the Second Lien Lender Parties evidenced by or arising under the Second Lien Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities, expenses and any amounts previously paid and avoided and recovered by the Loan Parties in connection with any Proceeding, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Second Lien Loan Agreement or after the commencement of any Proceeding with respect to such Loan Party. Second Lien Debt shall be considered to be outstanding wherever any loan commitment under the Second Lien Debt Documents is outstanding.

“Second Lien Debt Documents” shall mean the Second Lien Loan Agreement, all notes issued thereunder, the Second Lien Security Agreement, the Second Lien Guaranties and all security agreements, guaranties, pledge agreements, mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Loan Party or other Person pursuant thereto, or evidencing any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of, the Second Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Second Lien Default” shall mean any “Default” or “Event of Default” under the Second Lien Debt Documents, and any other event or occurrence permitting the Second Lien Lender Parties to accelerate the maturity of the Second Lien Debt.

“Second Lien Default Notice” shall mean a written notice from the Second Lien Agent to the Third Lien Agent pursuant to which the Third Lien Agent is notified of the occurrence of the Second Lien Default, which notice shall identify such Second Lien Default.

“Second Lien Guaranties” shall mean those certain guaranty agreements of each of the Guarantors in favor of the Second Lien Lender Parties as set forth in the Second Lien Loan Agreement, and any guaranty or similar agreement executed and delivered in connection with any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of the Second Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Second Lien Intercreditor Agreement” shall have the meaning ascribed to such term in the recitals hereto.

“Second Lien Lender Parties” shall mean the Second Lien Agent and the Second Lien Lenders.

“Second Lien Lenders” shall mean each of the banks, financial institutions and other institutional lenders listed on the signature pages of the Second Lien Loan Agreement and their respective successors and assigns (including any other lender or group of lenders that at any time provides Acceptable Refinancing Debt at any time and from time to time), in their capacity as lenders thereunder.

“Second Lien Loan Agreement” shall mean (a) the First Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Loan Parties, and the Second Lien Lender Parties and (b) any loan or credit agreement evidencing any Acceptable Refinancing Debt with the same or other lenders, as more fully described therein and permitted thereby, in each case as the same may be amended, modified, supplemented, extended, renewed or restated to the extent permitted pursuant to the terms hereof.

“Second Lien Security Agreement” shall mean the Amended and Restated Security Agreement, dated as of the date hereof, by and among the Loan Parties and the Second Lien Agent, and any Security Agreement or similar agreement executed and delivered in connection with any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or a refinancing of or offer for all or any part of the Second Lien Debt, as the same may be amended, modified, supplemented, extended, renewed, restated or otherwise in effect from time-to-time, to the extent permitted pursuant to the terms hereof.

“Senior Liens Agents” shall mean the First Lien Agent and the Second Lien Agent.

“Senior Liens Debt” shall mean the First Lien Debt and the Second Lien Debt.

“Senior Liens Debt Documents” shall mean the First Lien Debt Documents, the Second Lien Debt Documents, and the Second Lien Intercreditor Agreement.

“Senior Liens Default” shall mean a First Lien Default or a Second Lien Default, as the case may be.

“Senior Liens Default Notice” shall mean a First Lien Default Notice or a Second Lien Default Notice, as the case may be.

“Senior Liens Guaranties” shall mean the First Lien Guaranties and the Second Lien Guarantees.

“Senior Liens Lender Parties” shall mean the First Lien Lender Parties and the Second Lien Lender Parties.

“Senior Liens Lenders” shall mean the First Lien Lenders and the Second Lien Lenders.

“Senior Liens Loan Agreements” shall mean the First Lien Loan Agreement and the Second Lien Loan Agreement.

“Senior Liens Security Agreements” shall mean the First Lien Security Agreement and the Second Lien Security Agreement.

“Third Lien Agent” shall mean Welsh, Carson, Anderson & Stowe, acting in its capacity as administrative and collateral agent for the Third Lien Lenders under the respective Third Lien Debt Documents and its successors and assigns in such capacity (including any similar agent or any representative for any lender or group of lenders that at any time is a party to any Third Lien Debt Document).

“Third Lien Debt” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to any of the Third Lien Lender Parties evidenced by or arising under the Third Lien Debt Documents, whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, including principal, interest, charges, fees, costs, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising during or after the initial or any renewal term of the Third Lien Loan Agreement or after the commencement of any Proceeding with respect to such Loan Party. Third Lien Debt shall be considered outstanding whenever any loan commitment under the Third Lien Debt Documents is outstanding.

“Third Lien Debt Documents” shall mean the Third Lien Loan Agreement, all notes issued thereunder, the Third Lien Guaranties and all security agreements, guaranties, pledge agreements, mortgages, deeds of trust and other agreements, documents and instruments now or at any time hereafter entered into or delivered by any Loan Party or other Person pursuant thereto, or evidencing any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of, the Third Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Third Lien Guaranties” shall mean those certain guaranty agreements of each of the Guarantors in favor of the Third Lien Lender Parties as set forth in the Third Lien Loan Agreement, and any guaranty or similar agreement executed and delivered in connection with any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of the Third Lien Debt, in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Third Lien Lender Parties” shall mean the Third Lien Agent and the Third Lien Lenders.

“Third Lien Lenders” shall mean each of the banks, financial institutions and other institutional lenders listed on the signature pages of the Third Lien Loan Agreement and their respective successors and assigns (including any other lender or group of lenders that at any time succeeds to or replaces, substitutes, refunds, renews, supplements or refinances all or any part of the Third Lien Debt at any time and from time to time), in their capacity as lenders thereunder.

“Third Lien Loan Agreement” shall mean the Credit Agreement, dated as of the date hereof, by and among the Loan Parties, and the Third Lien Lender Parties and any loan or credit agreement evidencing any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of the Third Lien Debt, with the same or other lenders, as more fully described therein and permitted thereby in each case as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“Third Lien Negative Covenant Default” shall mean any “Event of Default” under the Third Lien Loan Agreement resulting from the failure of the Loan Parties to comply with any provision of Section 5.02 thereof, excluding Sections 5.02 (e), (g) and (k) thereof.

“Third Lien Payment Default” shall mean any “Event of Default” under the Third Lien Debt Documents resulting from the failure of any Loan Party to pay, on a timely basis, principal upon maturity or any payment, on a timely basis, of interest, fees or other obligations under the Third Lien Loan Documents, other than any default in payment of Third Lien Debt due on account of acceleration thereof.

“Third Lien Restricted Covenant Default” shall mean any “Event of Default” under the Third Lien Loan Agreement resulting from the failure of the Loan Parties to comply with any provision of Section 5.02(e), (g) or (k) thereof.

“Third Lien Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, by and among the Loan Parties and the Third Lien Agent, and any security agreement or similar agreement executed and delivered in connection with any replacement, increase, amendment, amendment and restatement, substitution, refunding, renewal or refinancing of or for all or any part of the Third Lien Debt, as the same may be amended, modified, supplemented, extended, renewed or restated and otherwise in effect from time to time, to the extent permitted pursuant to the terms hereof.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the this Agreement to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2.	Priorities; Remedies.

2.1 Relationship Among First Lien Lenders and Second Lien Lenders. The terms and provisions of this Agreement shall not govern the relationship of the First Lien Lenders and the Second Lien Lenders, as among themselves, which relationship shall be governed by the provisions of the Second Lien Intercreditor Agreement, and nothing contained herein shall be deemed to limit any provision of the Second Lien Intercreditor Agreement. In the event of any conflict or inconsistency between this Agreement and the Second Lien Intercreditor Agreement as between the First Lien Lender Parties and the Second Lien Lender Parties, the Second Lien Intercreditor Agreement shall govern.

2.2 Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving any Loan Party:

(a) This Agreement shall be applicable both before and after the institution of any Proceeding involving the Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against the Borrower or any other Loan Party under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to the Borrower or any Loan Party shall be deemed to apply to the trustee for the Borrower or such Loan Party and the Borrower or such Loan Party as debtor-in-possession. The relative rights of the Senior Liens Lender Parties and Third Lien Lender Parties in or to any distributions from or in respect of any Collateral or proceeds of any Collateral shall continue after the institution of any Proceeding involving the Borrower or any other Loan Party, including, without limitation, the filing of any petition by or against the Borrower or any other Loan Party under the Bankruptcy Code and all converted or succeeding cases in respect thereof, on the same basis as prior to the date of such institution, subject to any court order approving the financing of, or use of cash collateral by, the Borrower or any Loan Party as debtor-in-possession.

(b) Each Third Lien Lender Party agrees not to seek to challenge, to avoid, to subordinate or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority, validity, extent, perfection or enforceability of any Lien held by any Senior Liens Lender Party in all or any part of the Collateral. Each Senior Liens Lender Party agrees not to seek to challenge, to avoid, to subordinate to any indebtedness (other than the Senior Liens Debt), or to contest or directly or indirectly to support any other Person in challenging, avoiding or contesting in any judicial or other proceeding, including, without limitation, any Proceeding, the priority of the Liens on the Collateral securing the Third Lien Debt relative to any indebtedness other than Senior Liens Debt or the validity, extent, perfection or enforceability of any Lien held by any Third Lien Lender Party in all or any part of the Collateral.

(c) Each Third Lien Lender Party agrees that any Senior Liens Lender Party may consent to the use of cash collateral under Section 363 of the Bankruptcy Code or provide financing to the Loan Parties under Section 364 of the Bankruptcy Code on such terms and conditions and in such amounts as such Senior Liens Lender Party may decide, and that the Third Lien Lender Parties shall not raise any objections to such financing or use of cash collateral. Each Third Lien Lender Party agrees that all such financing shall constitute Senior Liens Debt hereunder, and, in connection therewith, each Loan Party may grant to any such Senior Liens Lender Party Liens upon all of the Property of such Loan Party, which Liens (i) shall secure payment of all or any portion of the Senior Liens Debt (whether such Senior Liens Debt arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by any Senior Liens Lender Party during the Proceeding and (ii) shall be superior in priority to the Liens, if any, in favor of the Third Lien Lender Parties on the Property of the Loan Parties. Each Third Lien Lender Party agrees that it shall not object to or oppose a sale or other disposition of any Property securing all or any part of the Senior Liens Debt free and clear of Liens or other claims of each Third Lien Lender Party under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Liens Lender Parties have consented to such sale or disposition; provided, that, subject to the other terms and provisions of this Agreement, the Lien of each Third Lien Lender Party on the proceeds thereof shall continue to attach to such proceeds pursuant to the Third Lien Debt Documents. Notwithstanding anything contained in this Agreement to the contrary, the Third Lien Lender Parties may file a proof of claim in any such Proceeding.

(d) The Senior Liens Debt shall continue to be treated as Senior Liens Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Liens Lender Parties and the Third Lien Lender Parties even if all or part of the Senior Liens Debt or the Liens securing the Senior Liens Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Liens Debt is rescinded or must otherwise be returned by any holder of Senior Liens Debt or any representative of such holder.

2.3 Third Lien Debt Standstill Provisions.

(a) Notwithstanding any rights or remedies available to the Third Lien Lender Parties under any of the Third Lien Debt Documents, applicable law or otherwise, prior to the time when the Senior Liens Lender Parties shall have received payment in full of all Senior Liens Debt, none of the Third Lien Lender Parties shall directly or indirectly take any Enforcement Action with respect to the Third Lien Debt; provided, however, upon the occurrence of (i) an Event of Default (as such term is defined in the Third Lien Loan Agreement) constituting a Third Lien Payment Default or a Third Lien Negative Covenant Default, and for so long as such Event of Default is continuing, subject at all times to the provisions of this Agreement, commencing three hundred (300) days after the receipt by the Senior Liens Agents of a copy of the declaration from the Third Lien Agent of such Third Lien Payment Default or Third Lien Negative Covenant Default, as the case may be, or (ii) an Event of Default constituting a Third Lien Restricted Covenant Default, and for so long as such Event of Default is continuing, subject at all times to the provisions of this Agreement, commencing two hundred and ten (210) days after the receipt by the Senior Liens Agents of a copy of the declaration from the Third Lien Agent of such Third Lien Restricted Covenant Default (in the case of each of clauses (i) and (ii), unless the Loan Party which is the subject of such Enforcement Action is subject to a Proceeding by reason of which the making of such declaration is stayed, in which case, commencing on the date of the commencement of such Proceeding), the Third Lien Agent may take Enforcement Action, but only (x) so long as any Senior Liens Agent is not pursuing in good faith any Enforcement Action, or attempting to vacate any stay of enforcement of its Liens on all or a material portion of the Collateral, and (y) if the Third Lien Agent shall have given the Senior Liens Agents five (5) Business Days’ prior written notice of the Third Lien Agent’s intention to take any such Enforcement Action, which notice shall include a description in reasonable detail of the Enforcement Actions that the Third Lien Agent proposes to take. Such notice period of five (5) Business Days may run concurrently with any of the declarations referred to in clauses (i) or (ii) of the immediately preceding sentence to the extent that the Third Lien Agent has delivered such declarations in accordance with Section 8. This Section 2.3(a) shall not be construed to limit or impair in any way the right of (A) the Third Lien Agent or Third Lien Lenders to accelerate the Third Lien Debt or demand payment thereof upon the acceleration of the Senior Liens Debt or upon the commencement of a Proceeding by or against any Loan Party, (B) the Third Lien Agent to join (but not control in any way) any Enforcement Action initiated by either the First Lien Agent, which has been joined by the Second Lien Agent, or the Second Lien Agent, which has been joined by the First Lien Agent, if applicable, so long as such action by the Third Lien Agent does not unreasonably delay or interfere with the exercise by any Senior Liens Agent and any Senior Liens Lender Party of their respective rights as provided in this Agreement, or (C) the Third Lien Agent to receive any remaining proceeds of the Collateral after payment in full of all Senior Liens Debt.

(b) Except as provided in clause (A) of the last sentence of Section 2.3(a), (i) the Third Lien Agent shall not actively pursue any Enforcement Action commenced by it in accordance with Section 2.3(a) if and when either Senior Liens Agent thereafter commences any Enforcement Action, and (ii) in such event, the Third Lien Agent shall take only such reasonable action required, if any, to preserve the pendency of its Enforcement Action in a manner consistent with, and in reasonable cooperation with, the Enforcement Action commenced by a Senior Liens Agent.

2.4 Incorrect Payments. If any proceeds of the Collateral or any other payment by any Loan Party are received by the Third Lien Agent or any Third Lien Lender that would properly be payable to any Senior Liens Agent or Senior Liens Lender under this Agreement, such proceeds shall not be commingled with any of the assets of the Third Lien Agent or such Third Lien Lender, shall be held in trust by the Third Lien Agent or such Third Lien Lender for the benefit of the Senior Liens Lender Parties and shall be promptly paid over to the appropriate Senior Liens Agent for application (in accordance with this Agreement and the Senior Liens Debt Documents) to the payment of the Senior Liens Debt then remaining unpaid.

2.5 Subordination of Liens and Security Interests; Agreement to Release Liens.

Until the Senior Liens Debt has been paid in full in cash and all lending commitments under the Senior Liens Debt Documents have terminated, notwithstanding the date, manner or order of grant, attachment or perfection of the Liens on all or any part of the Collateral granted to the Senior Liens Agents or the Third Lien Agent, and notwithstanding the provisions of the UCC or any other applicable law or decision, or the terms or provisions of the Senior Liens Debt Documents or Third Lien Debt Documents, or any other circumstance whatsoever, regardless of when or how acquired, whether by grant, statute, operation of law, subrogation or otherwise, all Liens of the Third Lien Lender Parties on the Collateral shall be and hereby are subordinated for all purposes and in all respects to the Liens of the Senior Liens Agents and the Senior Liens Lenders on the Collateral. In the event the Senior Liens Agents release or agree to release any of their Liens on all or any part of the Collateral in connection with (i) any sale of assets permitted or consented to by the Senior Liens Agents and the Senior Liens Lenders under and in accordance with the Senior Liens Loan Agreements and subject to the receipt of any consent by the Third Lien Lenders to the extent required by this Agreement, or (ii) any disposition to a third party pursuant to any Enforcement Action or otherwise following the occurrence of a Senior Liens Default, the applicable Senior Liens Agent agrees to notify the Third Lien Agent in writing thereof with such notice describing the portion of the Collateral to be released and sold or disposed of in reasonable detail (including, if available, the anticipated sale price) and further stating which Collateral, if any, will be sold free and clear of the Liens of the Senior Liens Agent, the Third Lien Agent and the Third Lien Lenders (the “Release Notice”). The Third Lien Agent and each Third Lien Lender, jointly and severally, acknowledge, confirm and agree that upon a Senior Liens Agent giving such a Release Notice to the Third Lien Agent, the Third Lien Agent shall promptly release or otherwise terminate its Liens on the applicable Collateral to the extent such Collateral is to be released, sold or otherwise disposed of either by (x) the Senior Liens Agent or its agents, or (y) the Borrower or other Loan Party in accordance with the terms of the Senior Liens Debt Documents; provided, that the proceeds of such release, sale or other disposition are used to repay the Senior Liens Debt or so much thereof that remains outstanding and the balance, if any, are used to repay the Third Lien Debt (except to the extent the Loan Parties may retain such proceeds pursuant to the Senior Liens Debt Documents or the Third Lien Loan Documents). The Third Lien Agent shall deliver such release documents as the Senior Liens Agents may reasonably require in connection with any release of the Collateral pursuant to this Section 2.5. After the Senior Liens Agent has applied the proceeds of such release, sale or other disposition to the Senior Liens Debt, to the extent that the Senior Liens Lenders shall have received payment in full of Senior Liens Debt, and to the extent not otherwise prohibited by applicable law, the Senior Liens Agents shall promptly deliver any excess proceeds from such release, sale or other disposition to the Third Lien Agent for application to the Third Lien Debt; provided, further, that if the closing of such release, sale or other disposition is not consummated, the Senior Liens Agent promptly shall return all release documents to the Third Lien Agent. The effectiveness of any such release by the Third Lien Agent shall be subject to the release, sale or other disposition of the Collateral described in the Release Notice on the terms set forth therein or on substantially similar terms and shall lapse in the event such release, sale or other disposition does not occur within sixty (60) days after the closing date specified in the Release Notice. In the event that either Senior Liens Agent requests the Third Lien Agent to execute and deliver any formal release or termination of the Lien of the Third Lien Agent upon such Collateral, each Third Lien Lender agrees to execute forthwith such formal release or termination as may be reasonably required. In any sale or other disposition of the Collateral by either Senior Liens Agent following the occurrence of a Senior Liens Default, the Senior Liens Agent shall conduct such sale or other disposition in a commercially reasonable manner.

2.6 Application of Proceeds from Sale or other Disposition of the Collateral and Other Payments.

(a) In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, or any prepayment of all or any portion of the Obligations of the Loan Parties under the Senior Liens Debt Documents, the proceeds resulting therefrom (including, without limitation, insurance proceeds) shall be applied, first, in accordance with the terms of the Senior Liens Debt Documents until such time as the Senior Liens Debt is paid in full in cash and the Senior Liens Debt Documents have been terminated, and, thereafter, shall be applied in accordance with the terms of the Third Lien Debt Documents. Until the Senior Liens Debt has been paid in full in cash and the Senior Liens Debt Documents have been terminated, each Third Lien Lender Party agrees that the Senior Liens Agents, acting in a commercially reasonable manner, shall have the sole and exclusive right, subject to the Senior Liens Debt Documents, to adjust settlement with respect to any insurance coverage for any Collateral, the proceeds of which will be applied solely in accordance with the terms of the Senior Liens Debt Documents. To the extent any such settlement will be applied to satisfy Third Lien Debt as required by this Agreement, the Senior Liens Agents will consult with the Third Lien Agent with respect to such settlement.

(b) Until such time as the Senior Liens Debt is paid in full in cash and the Senior Liens Debt Documents have been terminated, no payment or distribution of any assets of Loan Parties of any kind or character, whether in cash, property or securities or by set-off or otherwise, shall be made by or on behalf of the Loan Parties on account of the Third Lien Debt.

2.7 Sale, Transfer or other Disposition of Third Lien Debt.

(a) The Third Lien Lenders shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Third Lien Debt or any Third Lien Debt Document

unless, prior to the consummation of any such sale, assignment, pledge, disposition or transfer, the purchaser, assignee, pledgee, recipient or transferee thereof (other than an existing Third Lien Lender) shall execute and deliver to the Third Lien Agent the form of Assignment and Acceptance (as defined in the Third Lien Loan Agreement) evidencing the joinder to this Agreement.

(b) Notwithstanding the failure of any such purchaser, assignee, pledgee, recipient or transferee to execute or deliver such joinder agreement, the subordination effected by this Agreement shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Third Lien Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Third Lien Lender Parties, as provided in Section 9.

(c) The Senior Liens Lenders shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Senior Liens Debt or any Senior Liens Debt Document unless, prior to the consummation of any such sale assignment, pledge, disposition or transfer, the purchaser, assignee, pledgee, recipient or transferee thereof (other than an existing Senior Liens Lender) shall execute and deliver to such Senior Liens Agent the form of Assignment and Acceptance (as defined in such Senior Liens Loan Agreement) evidencing the joinder to this Agreement.

(d) Notwithstanding the failure of any such purchaser, assignee, pledgee, recipient or transferee to execute or deliver such joinder agreement, the intercreditor arrangements effected by this Agreement shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Senior Liens Debt, and the terms of this Agreement shall be binding upon the successors and assigns of the Senior Liens Lender Parties, as provided in Section 9.

2.8 Waiver of Compliance with Certain Covenants.

(a) Subject to the other terms and conditions in this Agreement, the Third Lien Lender Parties agree to waive compliance with, modify or amend any covenant or other term or provision under the Third Lien Loan Documents to the same extent and in the same manner as the Senior Liens Lenders may agree from time to time to waive compliance with, modify or amend the comparable covenant, term, or provision under the Senior Liens Loan Documents; provided, that the rights protected under Section 9.01, of the Third Lien Loan Agreement shall be excluded from the operation of this Section 2.8(a). Any waiver, modification or amendment of a covenant, term or provision under the Third Lien Loan Documents contemplated by this Section 2.8(a) shall be effective as of the time and date of the waiver, modification or amendment of the comparable, covenant, term or provision under the Senior Liens Loan Documents without the necessity of any action on the part of the Third Lien Lender Parties; provided, that the Third Lien Lender Parties agree to execute and deliver any documentation in confirmation of any such waiver, modification or amendment as the Loan Parties or the Senior Liens Agents may reasonably request from time to time. Notwithstanding anything to the contrary set forth herein, any waiver, modification or amendment of a covenant, term or provision under the Third Lien Loan Documents contemplated by this Section 2.8(a) shall terminate upon the payment in full in cash of the Senior Liens Debt and the termination of all lending commitments under the Senior

Liens Debt Documents, unless the continued effectiveness thereof is otherwise confirmed in writing by the Third Lien Lenders prior to such date.

(b) The Third Lien Lender Parties agree to execute any amendment, restatement or other modification to this Agreement or additional intercreditor agreement or agreements with respect to any Receivables Financing or Replacement Financing as the Required Lenders under and as defined in the Second Lien Loan Agreement shall agree to execute; provided that the terms of this Agreement as so amended, restated or modified, or the terms of such additional agreement or agreements shall not be materially less favorable to the Third Lien Lender Parties than those set forth in this Agreement (as in effect immediately prior to such amendment, restatement or modification or the date on which such additional agreement or agreements become effective). Any such amendment, restatement or other modification to this Agreement or additional intercreditor agreement or agreements shall be binding upon the Third Lien Lender Parties as of the time and date of execution of such amendment, restatement or other modification or additional agreement or agreements without the necessity of any action on the part of any Third Lien Lender Party and the Third Lien Lender Parties hereby irrevocably appoint the Second Lien Agent to execute, on their behalf, any such amendment, restatement or other modification or agreement or agreements; provided that the Third Lien Lender Parties agree to execute and deliver any such documentation in confirmation of such amendment, restatement or other modification or agreement or agreements as the Required Lenders under and as defined in the Second Lien Loan Agreement shall execute in connection with such Receivables Financing or Replacement Financing.

2.9 Agreement to Give Notices. The Senior Liens Agents and the Third Lien Agent all agree to send to the other, concurrently with each such notice being sent by it to a Loan Party, a copy of each written notice of an “Event of Default” under the Senior Liens Loan Documents and the Third Lien Loan Documents, respectively, and a copy of each written notice of intention by the Senior Liens Lenders or the Third Lien Lenders, as the case may be, to exercise enforcement rights and remedies; provided, that any failure by the Senior Liens Agents or the Third Lien Agent to give notice in accordance with this Section 2.9 shall not affect the relative priorities of the Lenders’ respective Liens as provided herein, or the validity or effectiveness of any such notice as against any Loan Party, or result in any liability to, or create a basis for any cause of action against, any Lender.

2.10 Agent for Purposes of Perfection. The First Lien Agent, Second Lien Agent, and Third Lien Agent each hereby appoints each of the other as agents for the purpose of perfecting the appointing agent’s Liens on any of the Collateral in the possession or control of such other agent and in connection therewith, each of the First Lien Agent, Second Lien Agent and Third Lien Agent acknowledges and agrees that it shall hold any Collateral in its possession for the benefit of the other agents including, without limitation, for purposes of sections 9-313 and 8-301 of the UCC; provided that the possessing or controlling agent shall not have any duty or liability to protect or preserve any rights pertaining to any of such Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, the non-possessing or non-controlling agent hereby waives and releases the possessing or controlling agent from all claims and liabilities arising pursuant to the possessing or controlling agent’s role as possessing or controlling agent with respect to such

Collateral, so long as the possessing or controlling agent shall use the same degree of care with respect thereto as the possessing or controlling agent uses for similar property pledged to the possessing or controlling agent as collateral for indebtedness of others to the possessing or controlling agent. Upon, and in connection with, the Senior Lender Parties receiving indefeasible payment in full of all Senior Debt, the Senior Liens Agents shall assign and deliver to the Third Lien Agent (a) the remainder of such Collateral, if any, in its possession or control and (b) each agreement respecting any Collateral to which the Senior Liens Agents are a party, including, without limitation, all rights under account control agreements, landlord’s, bailee’s or similar waivers and consents; provided, that with respect to any deposit, securities or other accounts of the Loan Parties (or any of their respective subsidiaries) subject to a dominion and control agreement in favor of either Senior Liens Agent, notwithstanding anything else herein to the contrary, the applicable Senior Liens Agent shall continue to serve as the subagent of the Third Lien Agent until the earlier of (a) the receipt of the consent of the applicable financial institutions to the assignment of the dominion and control agreement and (b) the payment in full of the Third Lien Debt and termination of the Third Lien Debt Documents.

3.	Modifications.

3.1 Modifications to Senior Liens Debt Documents. The Senior Liens Lender Parties may at any time and from time to time without the consent of or notice to the Third Lien Lenders, without incurring liability to the Third Lien Lenders and without impairing or releasing the obligations of the Third Lien Lenders under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Liens Debt, or amend in any manner any Senior Liens Debt Document.

3.2 Modifications to Third Lien Debt Documents. Until all Senior Liens Debt has been paid in full in cash and all lending commitments under the Senior Liens Debt Documents have terminated, and notwithstanding anything to the contrary contained in the Third Lien Debt Documents, the Third Lien Lender Parties shall not, without the prior written consent of the Required Lenders under the Senior Liens Loan Agreements, agree to any amendment, modification or supplement to the Third Lien Debt Documents that would (a) directly or indirectly result in an increase in the interest rates or fees in respect of the Third Lien Debt, (b) shorten the maturity or weighted average life to maturity of the Third Lien Debt, (c) increase the amount of the Third Lien Debt and subordinated Debt permitted pursuant to the Senior Liens Debt Documents to an aggregate amount greater than $50,000,000, plus the amount of paid-in-kind interest on the Third Lien Debt, or (d) add to, or make more restrictive, the covenants, events of default or other material provisions of the Third Lien Loan Documents; provided, that, if, after the date hereof, the Senior Liens Agents or the Senior Liens Lender Parties are granted Liens on additional items of Property of any Loan Party, or obtain additional guarantees of the Senior Liens Debt from any other Person, or if new borrowers become parties to the Senior Liens Debt Documents, the Loan Parties shall provide written notice of such occurrence to the Third Lien Agent and the similar grant of Liens in favor of the Third Lien Lenders in such additional items of Property, the execution and delivery by such other Person of a similar guaranty of the Third Lien Debt, or the execution and delivery by such new borrowers of the Third Lien Debt Documents, as applicable, shall be effected; provided, further, that, (i) the form and substance of all agreements, documents and instruments executed and/or delivered by such Loan Party, other

Person, or new borrowers, as the case may be, in connection therewith are in each case reasonably acceptable to the Senior Liens Agents (which, if such agreements, documents and instruments are in substantially similar form to (x) correlative documents executed and delivered on the date hereof or (y) correlative documents executed and/or delivered by such Loan Party, Person or new borrowers in favor of the Senior Liens Agents following the date hereof, shall be deemed to be reasonably acceptable) and (ii) each of such agreements, documents and instruments contains an express acknowledgment that it constitutes a Third Lien Debt Document for all purposes of this Agreement.

4.	Waiver of Certain Rights by Third Lien Lenders.

4.1 Marshaling. Each Third Lien Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or otherwise to require any Senior Liens Agent or the Senior Liens Lender Parties to marshal any Property of any Loan Party for the benefit of the Third Lien Lenders.

4.2 Rights Relating to the Senior Liens Agents’ Actions with respect to the Collateral. Each Third Lien Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing any Senior Liens Agent or the Senior Liens Lender Parties from taking, or refraining from taking, any action with respect to all or any part of the Collateral, except for any such action that is subject to the consent of the Third Lien Lenders pursuant to this Agreement or would otherwise constitute a breach of this Agreement. Without limiting the foregoing, each Third Lien Lender Party hereby agrees (a) that it has no right to direct or object to the manner in which the Senior Liens Lender Parties apply the proceeds of the Collateral resulting from the exercise by the Senior Liens Lender Parties of rights and remedies under the Senior Liens Debt Documents with respect to the Senior Liens Debt, provided, that such application is consistent with the Senior Liens Debt Documents and Section 2.5 and such proceeds are in fact applied in accordance therewith, and (b) that other than as set forth in Section 2.10 and any other written agreements pursuant to which the Senior Liens Agents have an obligation to so act, the Senior Liens Agents have not assumed any obligation to act as the agent for the Third Lien Lenders with respect to the Collateral. Notwithstanding the foregoing, nothing in this Agreement is intended or shall be deemed (i) to prohibit the Third Lien Lender Parties from seeking contractual remedies against any Senior Liens Lender Party if such Senior Liens Lender Party breaches its obligations under this Agreement or any other written agreement between such parties or (ii) to restrict the rights of the Third Lien Lender Parties to seek judicial relief if a foreclosure of the Collateral by a Senior Liens Agent does not comply with the requirements of Section 9-610 of the UCC regarding commercial reasonableness.

5.	Representations and Warranties.

5.1 Representations and Warranties of Each Senior Liens Lender Party. Each Senior Liens Lender Party hereby represents and warrants to each Third Lien Lender Party that as of the date hereof: (a) such Senior Liens Lender Party is a Person duly formed and validly existing under the laws of the jurisdiction of its organization; (b) such Senior Liens Lender Party has the power and authority to enter into, execute, deliver and carry out the terms of this

Agreement, all of which have been duly authorized by all proper and necessary action by or on behalf of such Senior Liens Lender Party; (c) the execution of this Agreement by such Senior Liens Lender Party will not violate or conflict with the organizational documents of such Senior Liens Lender Party, any material agreement binding upon such Senior Liens Lender Party or any law, regulation or order, or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Senior Liens Lender Party, enforceable against such Senior Liens Lender Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) such Senior Liens Lender Party is the sole owner, beneficially and of record, of the principal amount of the Senior Liens Debt that is equal to the commitments of such Senior Liens Lender Party set out in the applicable Senior Liens Loan Agreement) of such Senior Liens Lender Party.

5.2 Representations and Warranties of Each Third Lien Lender Party. Each Third Lien Lender Party hereby represents and warrants to each Senior Liens Lender Party that as of the date hereof: (a) such Third Lien Lender Party is a Person duly formed and validly existing under the laws of the jurisdiction of its organization; (b) such Third Lien Lender Party has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action by or on behalf of such Third Lien Lender Party; (c) the execution of this Agreement by such Third Lien Lender Party will not violate or conflict with the organizational documents of such Third Lien Lender Party, any material agreement binding upon such Third Lien Lender Party or any law, regulation or order, or require any consent or approval which has not been obtained; (d) this Agreement is the legal, valid and binding obligation of such Third Lien Lender Party, enforceable against such Third Lien Lender Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; and (e) such Third Lien Lender Party is the sole owner, beneficially and of record, of the principal amount of the Third Lien Debt that is equal to the Commitment (as such term is defined in the Third Lien Loan Agreement) of such Third Lien Lender Party.

6. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Required Lenders under the First Lien Loan Agreement (as defined therein), the Required Lenders under the Second Lien Loan Agreement (as defined therein), and the Required Lenders under the Third Lien Loan Agreement (as defined therein), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement. The Senior Liens Agents and the Third Lien Agent each agree to use reasonable efforts to give the other notice of any additional UCC filing, mortgage, deed of trust, security agreement, intellectual property security agreement, or any similar document or instrument executed and/or delivered by a Loan Party to it, to give the other reasonable opportunity to take a similar action.

8. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be effective upon actual delivery, as follows: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, when delivered; or (d) if by certified or registered United States mail, upon delivery as evidenced by a receipt indicating the same. Notices shall be addressed as follows (if to the Senior Liens Agents or any Senior Liens Lender, then to both the First Lien Agent and the Second Lien Agent):

If to any First Lien Lender Party	WELLS FARGO BANK, N.A. Corporate Trust Services N9303-120 Sixth Street & Marquette Avenue Minneapolis, MN 55479
	Attn:	Jeffery T. Rose
	Fax:	(612) 667-9825

With copies (which shall
not constitute notice) to:	GOODWIN PROCTER LLP 599 Lexington Ave New York, New York 10022
	Attn:	Emanuel C. Grillo, Esq.
	Fax:	212-813-8880

If to any
Second Lien Lender Party	c/o GE CORPORATE FINANCIAL SERVICES 207 Merritt 7 Norwalk, Connecticut 06851-5201 Attention: Christian G. Donohue, Account Manager
	Fax:	(203) 956-4559

With copies (which shall
not constitute notice) to:	WEIL, GOTSHAL & MANGES, LLP 757 Fifth Avenue New York, NY 10153
	Attn:	Gary Holtzer, Esq.
	Fax:	(212) 310-8007

If to any
Third Lien Lender Party	c/o WELSH, CARSON, ANDERSON & STOWE 320 Park Avenue Suite 2500 New York, NY 10022 Attention: John Almeida
	Fax:	(212) 893-9582

With copies (which shall
not constitute notice) to:	DAVIS POLK & WARDWELL 450 Lexington Avenue New York, NY 10017
	Attn:	Carole Shiffman, Esq.
	Fax:	(212) 450-3800

If to any Loan Party	ITC^DELTACOM, INC. 1791 OG Skinner Drive West Point, Georgia 81833
	Attn:	Richard E. Fish,
Chief Administrative Officer
	Fax:	(706) 385-8801

With copies (which shall
not constitute notice) to:	HOGAN & HARTSON L.L.P. 8300 Greensboro Drive McLean, Virginia 22102
	Attn:	Richard J. Parrino, Esq.
	Fax:	703-610-6200

-and- SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP Four Times Square New York, New York 10036
	Attn:	J. Gregory Milmoe, Esq.
	Fax:	212-777-3770

-and- SKADDEN, ARPS, SLATE MEAGHER & FLOM LLP 333 West Wacker Drive Chicago, Illinois 60606
	Attn:	Timothy R. Pohl, Esq.
	Fax:	312-407-8589

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective permitted successors and assigns of the Senior Liens Lender Parties, the Third Lien Lender Parties and the Loan Parties. To the extent permitted under the Senior Liens Debt Documents, the Senior Liens Lender Parties may, from time to time, without notice to the Third Lien Lender Parties, assign or transfer any or all of the Senior Liens Debt or any interest therein to any Person (provided that, any such assignment or transfer is conditioned upon receipt by the applicable Senior Liens Agent of the prior written acknowledgment of such Person agreeing to be bound by the terms and provisions of this Agreement to the same extent as if a signatory hereto) and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Liens Debt shall, subject to the terms hereof, be and remain Senior Liens Debt for purposes of this Agreement, and every assignee or transferee of any of the Senior Liens Debt or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Liens Debt, be entitled to rely upon the lien subordination provided under this Agreement and shall be entitled to enforce all of the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10. Relative Rights. This Agreement shall define the relative rights to the Collateral and to receive any payment by any Loan Party of the Senior Liens Lender Parties and the Third Lien Lender Parties. Nothing in this Agreement shall (a) impair, as among the Loan Parties and the Senior Liens Lender Parties and as among the Loan Parties and the Third Lien Lender Parties, the obligations of the respective Loan Parties with respect to the payment of the Senior Liens Debt and the Third Lien Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Liens Lender Parties or the Third Lien Lender Parties with respect to any other creditors of the Loan Parties.

11. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Senior Liens Debt Documents or the Third Lien Debt Documents, the provisions of this Agreement shall control and govern.

12. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. Continuation of Lien Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Liens Debt and the termination of all lending commitments under the Senior Liens Debt Documents, after which this Agreement shall terminate without further action on the part of the parties hereto.

16. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

17. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH PARTY TO THIS AGREEMENT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PROVIDED IN SECTION 8.

18. WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SENIOR LIENS DEBT DOCUMENTS OR ANY OF THE THIRD LIEN DEBT DOCUMENTS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, THE SENIOR LIENS DEBT DOCUMENTS AND THE THIRD LIEN DEBT DOCUMENTS, AND THAT IT WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY TO THIS AGREEMENT WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS AS PROVIDED HEREIN.

19. Obligations Unconditional.

(a) All rights, interests, agreements and obligations of each party hereunder shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any Senior Liens Debt Document or any Third Lien Debt Document; (ii) any change in the time, manner, order or place of payment of, or in any other term in respect of, all or any of the Senior Liens Debt or the Third Lien Debt, or any other amendment or waiver of or any consent to departure from any Senior Liens Debt Document or any Third Lien Debt Document in accordance with the terms hereof; or (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any party to this Agreement, any Senior Liens Debt Document or any Third Lien Debt Document other than the payment in full of the Senior Liens Debt.

(b) This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Senior Liens Debt is rescinded or must otherwise be returned by the First Lien Agent upon any Proceeding in respect of a Loan Party or otherwise, all as though such payment had not been made.

20. Waiver. Except to the extent expressly provided herein, each of the Third Lien Lender Parties and each of the Loan Parties hereby waives (a) promptness and diligence, (b) notice of any actions taken by the Senior Liens Agents, a Senior Liens Lender Party or any other Person under any Senior Liens Debt Document or any other agreement, document or instrument relating thereto, (c) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of all or any part of the Senior Liens Debt or of the obligations of the Third Lien Lender Parties hereunder and (d) any requirement that the Senior Liens Agents protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right to take any action against any Loan Party or any other Person or any Collateral.

21. Specific Performance. Each of the Senior Liens Lender Parties and the Third Lien Lender Parties is hereby authorized to demand specific performance of this Agreement at any time when any Third Lien Lender Party or any Senior Liens Lender Party, respectively, shall have failed to comply with any of the provisions of this Agreement, and each Lender hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

22. Intended Scope of Agreement. (a) Notwithstanding anything to the contrary set forth herein, the provisions of this Agreement applicable to the Third Lien Agent or any Third Lien Lender are intended to, and shall be applicable by or against, such Person solely in their respective capacities as a Third Lien Agent or Third Lien Lender, as the case may be, and only with respect to the Third Lien Debt held by such Person and the rights and obligations of such Person under the Third Lien Debt Documents. (b) Notwithstanding anything to the contrary set forth herein, the provisions of this Agreement shall not have any effect on the rights and obligations of the First Lien Lender Parties, the Second Lien Lender Parties and the Loan Parties pursuant to the Second Lien Intercreditor Agreement.

23. Release of the Agent and the Lenders. Effective as of the date hereof, the Third Lien Lenders, on behalf of themselves and their respective officers, directors and employees in their capacity as a stockholder of the Parent (the “Releasors”) hereby release each First Lien Lender Party, each Second Lien Lender Party and their respective direct and indirect stockholders and other affiliates, officers, employees, directors and agents (collectively the “Releasees”) from any and all claims, demands, liabilities, responsibilities, disputes, causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent that any of the Releasors may have against the Releasees, arising from or relating to any action or inactions of any Releasee on or prior to the date hereof with respect to this Agreement, any other First Lien Loan Documents or Second Lien Loan Documents, the Obligations under and as defined in the First Lien Loan Agreement and the Second Lien Loan Agreement, the Collateral or any other property securing such Obligations, except to the extent arising from the gross negligence or willful misconduct of the Releasees. For purposes of the release contained in this paragraph, the term “Third Lien Lenders” shall also include the Third Lien Lenders’ successors and assigns, including, without limitation, any trustee, receiver or other representative acting on behalf of the Third Lien Lenders.

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IN WITNESS WHEREOF, each of the First Lien Agent (on behalf of the First Lien Lenders), the Second Lien Lender Parties, the Loan Parties and the Third Lien Lender Parties have caused this Agreement to be executed as of the date first above written.

WELLS FARGO BANK, N.A., as First Lien Agent

By:		/S/ JEFFERY ROSE
	Name:	Jeffery Rose
	Title:	Corporate Trust Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Second Lien Agent

By:		/S/ KARL KIEFFER
	Name:	Karl Kieffer
	Title:	Duly Authorized Signatory

WELSH, CARSON, ANDERSON & STOWE VIII, L.P., as Third Lien Agent and Third Lien Lender

By:		/S/ JONATHAN RATHER
	Name:	Jonathan Rather
	Title:	Managing Member

GENERAL ELECTRIC CAPITAL CORPORATION, as Second Lien Agent and Second Lien Lender

By:		/S/ KARL KIEFFER
	Name:	Karl Kieffer
	Title:	Duly Authorized Signatory

BANC OF AMERICA STRATEGIC SOLUTIONS INC., as Second Lien Lender

By:		/s/ JOHN W. WOODIEL III
	Name:	John W. Woodiel III
	Title:	Senior Vice President

EXPORT DEVELOPMENT CANADA (f/k/a Export Development Corporation), as Second Lien Lender

By:		/S/ R. HODGES	/S/ KEVIN SKILLITER
	Name:	R. Hodges	/Kevin Skilliter
	Title:	Manager, Special Risks	/Loan Asset Manager